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                          	 Diamond Hill
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                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS CORRECTED TAX INFORMATION ON 2010 SPECIAL DIVIDEND

	Columbus, Ohio - March 29, 2011 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) has revised the tax characterization of its 2010 special dividend as follows:

	Original			Corrected
      Form 1099-DIV	      	      Form 1099-DIV

      Box 1a = $4.90	     	      Box 1a = $5.16
      Box 1b = $4.90	              Box 1b = $5.16
      Box 3  = $8.10	              Box 3  = $7.84
      Total per share = $13.00	      Total per share = $13.00

Shareholders will receive a corrected form 1099-DIV from brokers or custodians.


About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

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            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  info@diamond-hill.com